Exhibit 25.1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
UMB BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)
44-0201230
(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)
DEVON ENERGY CORPORATION
(Exact name of obligor as specified in its charter)

Delaware	73-1567067
(State or other jurisdiction of	(IRS employer
incorporation or organization)	identification No.)

20 North Broadway
Oklahoma City, Oklahoma	73102-8260
(Address of principal executive offices)	(Zip Code)
Devon Energy Corporation
Senior Debt Securities
(Title of the indenture securities)

Item 1. General Information
(a)	Name and address of each examining or supervising authority to which the Trustee is subject is as follows:
The Comptroller of the Currency
Mid-Western District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108
Federal Reserve Bank of Kansas City
Federal Reserve PO Station
Kansas City, Missouri 64198
Supervising Examiner
Federal Deposit Insurance Corporation
720 Olive Street, Suite 2909
St. Louis, Missouri 63101
(b) The Trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with obligor.
The Obligor is not affiliated with the Trustee.
Item 3. Voting securities of the Trustee.
NOT APPLICABLE
Item 4. Trusteeships under other indentures.
NOT APPLICABLE
Item 5. Interlocking directorates and similar relationships with the obligor or underwriters
NOT APPLICABLE
Item 6. Voting securities of the trustee owned by the obligor or its officials.
NOT APPLICABLE
Item 7. Voting securities of the trustee owned by underwriters or their officials.
NOT APPLICABLE
Item 8. Securities of the obligor owned or held by the trustee.
NOT APPLICABLE
Item 9. Securities of the underwriters owned or held by the trustee.
NOT APPLICABLE

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.
NOT APPLICABLE
     Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.
NOT APPLICABLE
Item 12. Indebtedness of the Obligor to the Trustee.
NOT APPLICABLE
Item 13. Defaults of the Obligor.
NOT APPLICABLE
Item 14. Affiliations with the Underwriters.
NOT APPLICABLE
Item 15. Foreign Trustee.
NOT APPLICABLE
Item 16. Lists of Exhibits
Listed below are all exhibits as a part of this Statement of eligibility and qualification.
1.	Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with the Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	N/A

6.	Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of March 31, 2011. See attached Exhibit 1 to this Form T-1.
          SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the 5th day of July, 2011.

UMB BANK, NATIONAL ASSOCIATION

BY:	/s/ Mark Flannagan
Mark Flannagan, Senior Vice President
DATE: July 5, 2011

Exhibit 1
Consolidated Report of Condition of the Trustee as of March 31, 2011.
Schedule RC — Balance Sheet

Dollar Amounts in Thousands		Bil Mil Thou
ASSETS

1. Cash and balances due from depository institutions (from Schedule RC-A)
a. Noninterest-bearing balances and currency and coin [1]	RCON0081	326,911	1.a
b. Interest-bearing balances [2]	RCON0071	1,933,007	1.b
2. Securities
a. Held-to-maturity securities from (Schedule RC-B, column A)	RCON1754	54,563	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON1773	4,539,293	2.b
3. Federal funds sold and securities purchased under agreements to resell
a. Federal funds sold	RCONB987	360,600	3.a
b. Securities purchased under agreements to resell [3]	RCONB989	3,792	3.b
4. Loans and lease financing receivables (from Schedule RC-C)
a. Loans and leases held for sale	RCON5369	6,445	4.a
b. Loans and leases, net of unearned income	RCONB528	3,786,801	4.b
c. LESS Allowance for loan and lease losses	RCON3123	62,634	4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCONB529	3,724,167	4.d
5. Trading assets (from Schedule RC-D)	RCON3545	40,723	5
6. Premises and fixed assets (including capitalized leases)	RCON2145	161,063	6
7. Other real estate owned (from Schedule RC-M)	RCON2150	3,682	7
8. Investments in unconsolidated subsidiaries and associated companies	RCON2130	0	8
9. Direct and indirect investments in real estate ventures	RCON3656	0	9
10. Intangible assets
a. Goodwill	RCON3163	39,816	10.a
b. Other intangible assets (from Schedule RC-M)	RCON0426	16,719	10.b
11. Other assets (from Schedule RC-F)	RCON2160	146,201	11.
12. Total assets (sum of items 1 through 11)	RCON2170	11,356,982	12.

[1]	Includes cash items in process of collection and unposted debts

[2]	Includes time certificates of deposit not held for trading

[3]	Includes all securities resale agreements, regardless of maturity

Schedule RC — Continued

Dollar Amounts in Thousands		Bil Mil Thou
LIABILITIES
13. Deposits
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	9,014,803	13.a
(1) Noninterest bearing [1]	RCON6631	3,220,770	13.a.(1)
(2) Interest-bearing	RCON6636	5,794,033	13.a.(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased [2]	RCONB993	82,892	14.a
b. Securities sold under agreements to repurchase [3]	RCONB995	1,451,675	14.b
15. Trading liabilities (from Schedule RC-D)	RCON3548	0	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3190	26,195	16
17. Not applicable
18. Not applicable
19. Subordinated notes and debentures [4]	RCON3200	0	19
20. Other liabilities (from Schedule RC-G)	RCON2930	85,408	20
21. Total liabilities (sum of items 13 through 20)	RCON2948	10,660,973	21
22. Not applicable

EQUITY CAPITAL
Bank Equity Capital
23. Perpetual preferred stock and related surplus	RCON3838	0	23
24. Common stock	RCON3230	20,254	24
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	183,124	25
26.
a. Retained earnings	RCON3632	468,556	26.a
b. Accumulated other comprehensive income [5]	RCONB530	24,075	26.b
c. Other equity capital components [6]	RCONA130	0	26.c
27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCON3210	696,009	27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCON3000	0	27.b
28. Total equity capital (sum of items 27.a and 27.b)	RCONG105	696,009	28
29. Total liabilities and equity capital (sum of items 21 and 28)	RCON3300	11,356,982	29

[1]	Includes total demand deposits and noninterest-bearing time and savings deposits

[2]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money”

[3]	Includes all securities repurchase agreements, regardless of maturity

[4]	Includes limited-life preferred stock and related surplus

[5]	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments

[6]	Includes treasury stock and unearned Employee Stock Ownership Plan shares

Schedule RC — Continued
Memorandum
To be reported with the March Report of Condition

Number
1. Indicate in the box at the right the number of the statement below that best describes the cost comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2010	RCON6724	2	M.1

1 =	independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =	independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm
4 =	Directors’ examination of the bank conducted in accordance with general accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6 =	Review of the bank’s financial statements by external auditors
7 =	Compilation of the bank’s financial statements by external auditors
8 =	Other audit procedures (excluding tax preparation work)
9 =	No external audit work

MM/DD
To be reported with the March Report of Condition
2 Bank’s fiscal year-end date	RCON8678	1231	M.2.